Exhibit 99.149

                                [GRAPHIC OMITTED]
                              North Valley Bancorp


               North Valley Bancorp Reports Results for the Fourth
                    Quarter and Year Ended December 31, 2007

January 29, 2008 - REDDING, CA - North Valley Bancorp (NASDAQ:NOVB), a bank holding company with $949 million in assets, today reported results for the quarter and year ended December 31, 2007. North Valley Bancorp ("the Company") is the parent company for North Valley Bank ("NVB").

During 2007, total assets increased $43,346,000, or 4.8%, to $949,019,000 at
December 31, 2007. The Company was successful in shifting more of its earning assets into the loan portfolio as loans increased $86,460,000, or 13.1%, totaling $746,253,000 at December 31, 2007. The increase in loans was funded primarily from paydowns, maturities and calls of investment securities. The loan to deposit ratio at year end 2007 was 101.3% as compared to 87.9% at year end 2006. Total deposits decreased $13,549,000, or 1.8%, to total $736,739,000 at
December 31, 2007, resulting from a decrease in noninterest bearing and interest bearing demand and savings deposits of $56,751,000 offset by increases in time deposits of $43,202,000.

On a GAAP basis, the Company reported net income for the year ended December 31, 2007 of $6,534,000, or $0.86 per diluted share, compared to $10,396,000, or
$1.36 per diluted share, for the year ended December 31, 2006. This represents a decrease in net income $3,862,000, or 37.1%, and $0.50 per diluted share, or 36.8%, compared to the year ended December 31, 2006. For the year ended December 31, 2007, the Company realized a return on average stockholders' equity of 8.31% and a return on average assets of 0.72%, as compared to 14.48% and 1.15%, respectively, for 2006. On a GAAP basis, the Company reported net income for the fourth quarter ended December 31, 2007 of $390,000, or $0.05 per diluted share, compared to $3,054,000, or $0.40 per diluted share, for the same period in 2006. This represents a decrease in net income of $2,664,000, or 87.2%, compared to the fourth quarter of 2006. For the fourth quarter of 2007, the Company realized an annualized return on average shareholders' equity of 1.91% and an annualized return on average assets of 0.17%, as compared to 16.48% and 1.33%, respectively, for the fourth quarter of 2006. For the quarter and year ended December 31, 2007, the Company recorded $156,000 and $1,242,000, respectively, of pre-tax merger related expenses resulting from the expected merger with Sterling Financial Corporation, which was terminated on December 1, 2007, as well as a $1,716,000 pre-tax write-down of a FNMA Preferred Stock investment identified as impaired, which are not included in the following non-GAAP net income calculations. On a non-GAAP basis, the Company reported net income for the fourth quarter ended December 31, 2007 of $1,663,000, or $0.22 per diluted share, and $8,546,000, or $1.12 per diluted share, for the year ended December 31, 2007.

2007 Financial Performance

Net interest income, which represents the Company's largest component of revenues and is the difference between interest earned on loans and investments and interest paid on deposits and borrowings, decreased $1,608,000, or 3.8%, for the year ended December 31, 2007 compared to 2006. This was due to an increase in interest expense of $3,953,000 which was partially offset by an increase in interest income of $2,345,000. The increase in interest income was mostly due to an increase in average total loans of $42,339,000. This increase was primarily funded by the decrease in average investments of $30,788,000. Average yields on earning assets increased 15 basis points to 7.38% for 2007 while the average rate paid on interest-bearing liabilities increased by 59 basis points to 2.91%. The increase in asset yields was primarily due to the growth and change in the mix of earning assets consisting of a higher proportion of loans for 2007 compared to 2006. The Company's net interest margin in 2007 was 5.09%, a decrease from 5.22% in 2006. During the fourth quarter of 2007, the Company's net interest margin was 4.89%, a decrease from the 5.40% net interest margin in the fourth quarter of 2006, and a decrease from the 5.06% net interest margin for the linked quarter. The decrease in the net interest margin was primarily due to the increase in rates paid and the change in the mix of deposits. "We continue to feel pressure on our net interest margin due to the increase in our cost of funds as a result of a highly competitive deposit pricing environment" commented Kevin Watson, Chief Financial Officer.

Noninterest income for the quarter ended December 31, 2007 was $1,505,000 compared to $3,239,000 for the same quarter in 2006. Other fees and charges increased by $81,000 to $933,000 for the fourth quarter of 2007 compared to $852,000 for the fourth quarter of 2006, while service charges on deposits increased by $117,000 to $1,748,000 for the quarter compared to $1,631,000 for the same period in 2006. Other noninterest income for the quarter ended December 31, 2007 decreased by $1,932,000. During the fourth quarter of 2007, the Company recognized impairment on its FNMA Preferred Stock of $1,716,000. The Company had purchased 100,000 shares of this security in June 2003 at par, $50.00 per share, and took a write-down to its December 31, 2007 market value of $32.84. This impairment was the primary reason for the decrease in noninterest income for the quarter ended December 31, 2007.

Noninterest income decreased to $11,159,000 for the year ended December 31, 2007 compared to $12,650,000 for the year ended December 31, 2006. Service charges on deposits increased by $433,000 in 2007 while other fees and charges increased $544,000 in 2007 compared to 2006 due to increased servicing fees. Earnings on the cash surrender value of life insurance policies increased from $1,211,000 in 2006 to $1,276,000 in 2007 due to higher market rates associated with those policies. Other noninterest income decreased $2,533,000 compared to 2006 due primarily to the write-down of the security mentioned in the preceding paragraph, and secondarily due to decreases in the amount of gain on loan sales, decreases in income from sales of annuity and security products, and a gain on the sale of Bank property in 2006.

Noninterest expense increased $83,000 to $9,943,000 for the fourth quarter of 2007 from $9,860,000 for the fourth quarter of 2006. In the fourth quarter of 2007, salaries and employee benefits increased $17,000, furniture and equipment expense decreased $66,000, and other expenses increased $121,000, while occupancy expense increased $11,000. The Company had $156,000 of merger and acquisition expense in the fourth quarter of 2007 associated with the terminated merger with Sterling Financial Corporation.

Noninterest expense totaled $40,386,000 for the year 2007 compared to $39,615,000 for the year 2006 which is an increase of $771,000 or 1.9%. Salaries and benefits decreased by $101,000, or 0.5%, from 2006 levels. Equipment expense decreased from $2,153,000 in 2006 to $2,029,000 in 2007. Occupancy expense increased from $3,023,000 in 2006 to $3,075,000 in 2007. Other expenses, which include professional services, data processing, and marketing expenses, increased by $944,000 in 2007 compared to 2006 due primarily to the merger and acquisition expenses of $1,242,000 associated with the terminated merger with Sterling Financial Corporation.

The Company recorded a provision for loan and lease losses for the quarter ended December 31, 2007 of $1,200,000, an increase of $1,150,000 compared to the $50,000 recorded for the quarter ended December 31, 2006. A provision for loan and lease losses of $2,050,000 was recorded for the year ended December 31, 2007, a $1,075,000 increase from the $975,000 recorded for 2006. The increase in provision for loan and lease losses for the year 2007 compared to 2006 reflected continued growth in the Company's loan portfolio and the inherent risks and uncertainties in the current economic environment.

The provision for income taxes for the year ended December 31, 2007 was $3,075,000, resulting in an effective tax rate of 32%, compared to $4,158,000, or an effective tax rate of 29%, for the year ended December 31, 2006. The increase in the effective tax rate is due to a change in the estimated tax rate applied to 2006 net income to reflect greater California jobs credits and a lowering of the expected Federal statutory rate on the Company's taxable income for the year 2006.

Credit Quality

Nonperforming loans (defined as nonaccrual loans and loans 90 days or more past due and still accruing interest) increased $1,289,000 to $1,764,000, or 0.24%, of total loans at December 31, 2007 from $475,000, or 0.07%, of total loans at December 31, 2006. Other real estate owned at December 31, 2007 was $902,000, consisting of land originally purchased for bank expansion, which management has listed for sale as the land is no longer needed. The allowance for loan and lease losses at December 31, 2007 was $10,755,000, or 1.44% of total loans, compared to $8,831,000, or 1.34% of total loans, at December 31, 2006. The Company had net charge-offs for the twelve months ended December 31, 2007 of $126,000 compared to net charge-offs of $9,000 for the year 2006.

Summary

"Our management team has done an excellent job preserving our franchise value under difficult circumstances. The team is stronger and our business is secure as we look forward to the future. We are focused intently on the need for strong underwriting and close monitoring of real estate loan activity. We can't change the market, but we can mitigate our risks in the business we produce. Our commitment is to recognize problems early, manage them expertly, and maintain ALLL and capital levels that support the safety and soundness of the Company and the long-term value of our franchise," stated Michael J. Cushman, President & CEO.

North Valley Bancorp is a bank holding company headquartered in Redding, California. Its subsidiary, North Valley Bank ("NVB"), operates twenty-six commercial banking offices in Shasta, Humboldt, Del Norte, Mendocino, Yolo, Solano, Sonoma, Placer and Trinity Counties in Northern California, including two in-store supermarket branches and seven Business Banking Centers. North Valley Bancorp, through NVB, offers a wide range of consumer and business banking deposit products and services including internet banking and cash management services. In addition to these depository services, NVB engages in a full complement of lending activities including consumer, commercial and real estate loans. Additionally, NVB has SBA Preferred Lender status and provides investment services to its customers. Visit the Company's website address at www.novb.com for more information.

Cautionary Statement: This release contains certain forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those stated herein. Management's assumptions and projections are based on their anticipation of future events and actual performance may differ materially from those projected. Risks and uncertainties which could impact future financial performance include, among others, (a) competitive pressures in the banking industry; (b) changes in the interest rate environment; (c) general economic conditions, either nationally, regionally or locally, including fluctuations in real estate values; (d) changes in the regulatory environment; (e) changes in business conditions or the securities markets and inflation; (f) possible shortages of gas and electricity at utility companies operating in the State of California, and (g) the effects of terrorism, including the events of September 11, 2001, and thereafter, and the conduct of the war on terrorism by the United States and its allies. Therefore, the information set forth herein, together with other information contained in the periodic reports filed by the Company with the Securities and Exchange Commission, should be carefully considered when evaluating the business prospects of the Company. North Valley Bancorp undertakes no obligation to update any forward-looking statements contained in this release, except as required by law.

For further information contact:

Michael J. Cushman                    or    Kevin R. Watson
President / Chief Executive Officer         EVP / Chief Financial Officer
(530) 226-2900  Fax: (530) 221-4877         (530) 226-2900   Fax: (530) 221-4877


                              NORTH VALLEY BANCORP
                      CONDENSED CONSOLIDATED FINANCIAL DATA
                                   (Unaudited)
             (Dollars in thousands, except share and per share data)

                                                  Three Months Ended
                                                    December 31,
                                            ----------------------------
                                                2007            2006          $ Change        % Change
                                            ------------    ------------    ------------    ------------
Statement of Income Data
------------------------
Interest income:
   Loans and leases (including fees)        $     14,090    $     13,379    $        711             5.3%
   Investment securities                           1,248           1,573            (325)          -20.7%
   Federal funds sold and other                        7              84             (77)          -91.7%
                                            ------------    ------------    ------------    ------------
       Total interest income                      15,345          15,036             309             2.1%
                                            ------------    ------------    ------------    ------------
Interest expense:
   Deposits                                        3,873           3,113             760            24.4%
   Subordinated debentures                           609             613              (4)           -0.7%
   Other borrowings                                  651             414             237            57.2%
                                            ------------    ------------    ------------    ------------
       Total interest expense                      5,133           4,140             993            24.0%
                                            ------------    ------------    ------------    ------------
Net interest income                               10,212          10,896            (684)           -6.3%
Provision for loan and lease losses                1,200              50           1,150          2300.0%
                                            ------------    ------------    ------------    ------------
Net interest income after
   provision for loan and lease losses             9,012          10,846          (1,834)          -16.9%
                                            ------------    ------------    ------------    ------------
Noninterest income:
   Service charges on deposit accounts             1,748           1,631             117             7.2%
   Other fees and charges                            933             852              81             9.5%
   Loss on investment securities                  (1,716)             --          (1,716)            N/A
   Other                                             540             756            (216)          -28.6%
                                            ------------    ------------    ------------    ------------
       Total noninterest income                    1,505           3,239          (1,734)          -53.5%
                                            ------------    ------------    ------------    ------------

Noninterest expenses:
   Salaries and employee benefits                  5,334           5,317              17             0.3%
   Occupancy                                         779             768              11             1.4%
   Furniture and equipment                           477             543             (66)          -12.2%
   Other                                           3,353           3,232             121             3.7%
                                            ------------    ------------    ------------    ------------
       Total noninterest expenses                  9,943           9,860              83             0.8%
                                            ------------    ------------    ------------    ------------
Income before provision for income taxes             574           4,225          (3,651)          -86.4%
Provision for income taxes                           184           1,171            (987)          -84.3%
                                            ------------    ------------    ------------    ------------
       Net income                           $        390    $      3,054    $     (2,664)          -87.2%
                                            ============    ============    ============    ============

Common Share Data
-----------------
   Earnings per share
     Basic                                  $       0.05    $       0.42    $      (0.37)          -88.1%
     Diluted                                $       0.05    $       0.40    $      (0.35)          -87.5%

   Weighted average shares outstanding         7,380,519       7,287,827
   Weighted average shares outstanding -
      diluted                                  7,586,999       7,546,364
   Book value per share                     $      10.99    $      10.34
   Tangible book value                      $       8.77    $       8.00
   Shares outstanding                          7,413,066       7,300,914



                              NORTH VALLEY BANCORP
                      CONDENSED CONSOLIDATED FINANCIAL DATA
                                   (Unaudited)
             (Dollars in thousands, except share and per share data)

                                                   Twelve Months Ended
                                              December 31,

                                                2007            2006          $ Change       % Change
                                            ------------    ------------    ------------    ------------
Statement of Income Data
------------------------
Interest income:
   Loans and leases (including fees)        $     53,712    $     50,241    $      3,471             6.9%
   Investment securities                           5,414           6,658          (1,244)          -18.7%
   Federal funds sold and other                      398             280             118            42.1%
                                            ------------    ------------    ------------    ------------
       Total interest income                      59,524          57,179           2,345             4.1%
                                            ------------    ------------    ------------    ------------
Interest expense:
   Deposits                                       14,497          10,026           4,471            44.6%
   Subordinated debentures                         2,438           2,456             (18)           -0.7%
   Other borrowings                                1,703           2,203            (500)          -22.7%
                                            ------------    ------------    ------------    ------------
       Total interest expense                     18,638          14,685           3,953            26.9%
                                            ------------    ------------    ------------    ------------
Net interest income                               40,886          42,494          (1,608)           -3.8%
Provision for loan and lease losses                2,050             975           1,075           110.3%
                                            ------------    ------------    ------------    ------------
Net interest income after
   provision for loan and lease losses            38,836          41,519          (2,683)           -6.5%
                                            ------------    ------------    ------------    ------------

Noninterest income:
   Service charges on deposit accounts             6,870           6,437             433             6.7%
   Other fees and charges                          3,730           3,186             544            17.1%
   Loss on investment securities                  (1,752)             (3)         (1,749)        58300.0%
   Other                                           2,311           3,030            (719)          -23.7%
                                            ------------    ------------    ------------    ------------
       Total noninterest income                   11,159          12,650          (1,491)          -11.8%
                                            ------------    ------------    ------------    ------------

Noninterest expenses:
   Salaries and employee benefits                 21,674          21,775            (101)           -0.5%
   Occupancy                                       3,075           3,023              52             1.7%
   Furniture and equipment                         2,029           2,153            (124)           -5.8%
   Other                                          13,608          12,664             944             7.5%
                                            ------------    ------------    ------------    ------------
       Total noninterest expenses                 40,386          39,615             771             1.9%
                                            ------------    ------------    ------------    ------------
Income before provision for income taxes           9,609          14,554          (4,945)          -34.0%
Provision for income taxes                         3,075           4,158          (1,083)          -26.0%
                                            ------------    ------------    ------------    ------------
       Net income                           $      6,534    $     10,396    $     (3,862)          -37.1%
                                            ============    ============    ============    ============

Common Share Data
-----------------
   Earnings per share
     Basic                                  $       0.89    $       1.41    $      (0.52)          -36.9%
     Diluted                                $       0.86    $       1.36    $      (0.50)          -36.8%

   Weighted average shares outstanding         7,361,409       7,379,959
   Weighted average shares outstanding -
      diluted                                  7,634,221       7,637,623
   Book value per share                     $      10.99    $      10.34
   Tangible book value                      $       8.77    $       8.00
  Shares outstanding                           7,413,066       7,300,914


                              NORTH VALLEY BANCORP
                      CONDENSED CONSOLIDATED FINANCIAL DATA
                                   (Unaudited)
                             (Dollars in thousands)

                                                                     December 31,    December 31,
                                                                         2007            2006
                                                                     ------------    ------------
Balance Sheet Data
------------------
Assets
  Cash and due from banks                                            $     28,569    $     30,826
  Federal funds sold and other                                              6,237          10,670
  Available-for-sale securities - at fair value                           104,341         133,571
  Held-to-maturity securities - at amortized cost                              31              82

  Loans and leases, net of deferred loan fees                             746,253         659,793
    Less: Allowance for loan and lease losses                             (10,755)         (8,831)
                                                                     ------------    ------------
    Net loans and leases                                                  735,498         650,962

  Premises and equipment, net                                              12,431          13,797
  Other real estate owned                                                     902             902
  Goodwill and core deposit intangibles, net                               16,423          17,074
  Accrued interest receivable and other assets                             44,587          47,789
                                                                     ------------    ------------
Total assets                                                         $    949,019    $    905,673
                                                                     ============    ============

Liabilities and Stockholders' Equity
  Deposits:
    Demand, noninterest bearing                                      $    167,615    $    194,842
    Demand, interest bearing                                              147,056         160,939
    Savings and money market                                              181,192         196,833
    Time                                                                  240,876         197,674
                                                                     ------------    ------------
        Total deposits                                                    736,739         750,288
  Other borrowed funds                                                     87,192          37,500
  Accrued interest payable and other liabilities                           11,656          10,433
  Subordinated debentures                                                  31,961          31,961
                                                                     ------------    ------------
Total liabilities                                                         867,548         830,182
  Stockholders' equity                                                     81,471          75,491
                                                                     ------------    ------------
Total liabilities and stockholders' equity                           $    949,019    $    905,673
                                                                     ============    ============

Asset Quality
-------------
  Nonaccrual loans and leases                                        $      1,608    $         72
  Loans and leases past due 90 days and accruing interest                     156             403
  Other real estate owned                                                     902             902
                                                                     ------------    ------------
    Total nonperforming assets                                       $      2,666    $      1,377
                                                                     ============    ============

  Allowance for loan and lease losses to total loans and leases              1.44%           1.34%
  Allowance for loan and lease losses to NPL's                             609.69%        1859.16%
  Allowance for loan and lease losses to NPA's                             403.41%         641.32%


                              NORTH VALLEY BANCORP
                      CONDENSED CONSOLIDATED FINANCIAL DATA
                                   (Unaudited)
                             (Dollars in thousands)

                                                      Three Months Ended             Twelve Months Ended
                                                         December 31,                    December 31,
                                                 ----------------------------    ----------------------------
                                                     2007            2006            2007            2006
                                                 ------------    ------------    ------------    ------------
Selected Financial Ratios
-------------------------
  Return on average total assets                         0.17%           1.33%           0.72%           1.15%
  Return on average stockholders' equity                 1.91%          16.48%           8.31%          14.48%
  Net interest margin (tax equivalent basis)             4.89%           5.40%           5.09%           5.22%
  Efficiency ratio                                      84.86%          69.76%          77.60%          71.84%

Selected Average Balances
-------------------------
  Loans                                          $    726,157    $    663,917    $    684,506    $    642,167
  Taxable investments                                  92,064         119,115         101,102         129,943
  Tax-exempt investments                               20,651          22,101          20,917          22,864
  Federal funds sold and other                            623           6,785           7,586           5,747
                                                 ------------    ------------    ------------    ------------
    Total earning assets                         $    839,495    $    811,918    $    814,111    $    800,721
                                                 ------------    ------------    ------------    ------------
    Total assets                                 $    929,281    $    907,937    $    905,286    $    901,273
                                                 ------------    ------------    ------------    ------------

  Demand deposits - interest bearing             $    152,194    $    162,207    $    157,197    $    166,156
  Savings and money market                            187,698         202,326         193,498         202,722
  Time deposits                                       235,360         192,987         219,685         179,832
  Other borrowings                                     91,280          72,621          70,540          84,751
                                                 ------------    ------------    ------------    ------------
    Total interest bearing liabilities           $    666,532    $    630,141    $    640,920    $    633,461
                                                 ------------    ------------    ------------    ------------
  Demand deposits - noninterest bearing          $    170,291    $    192,071    $    174,457    $    185,281
                                                 ------------    ------------    ------------    ------------
  Stockholders' equity                           $     80,951    $     73,504    $     78,667    $     71,795
                                                 ------------    ------------    ------------    ------------


                              NORTH VALLEY BANCORP
                      CONDENSED CONSOLIDATED FINANCIAL DATA
                                   (Unaudited)
                  (Dollars in thousands, except per share data)

                                                                     For the Quarter Ended
                                                 ------------------------------------------------------------
                                                   December       September          June           March
                                                     2007            2007            2007            2007
                                                 ------------    ------------    ------------    ------------
Interest income                                  $     15,345    $     15,083    $     14,600    $     14,496
Interest expense                                        5,133           4,838           4,508           4,159
                                                 ------------    ------------    ------------    ------------
  Net interest income                                  10,212          10,245          10,092          10,337

Provision for loan and lease losses                     1,200             850              --              --
Noninterest income                                      1,505           3,350           3,170           3,134
Noninterest expense                                     9,943           9,481          10,732          10,230
                                                 ------------    ------------    ------------    ------------

Income before provision for income taxes                  574           3,264           2,530           3,241
Provision for income taxes                                184           1,044             810           1,037
                                                 ------------    ------------    ------------    ------------
  Net Income                                     $        390    $      2,220    $      1,720    $      2,204
                                                 ============    ============    ============    ============

Earnings per share:
  Basic                                          $       0.05    $       0.30    $       0.23    $       0.30
                                                 ============    ============    ============    ============
  Diluted                                        $       0.05    $       0.29    $       0.22    $       0.29
                                                 ============    ============    ============    ============